NBC News

Material License Agreement

Endurance Exploration Group, Inc. (“Endurance”)

15500 Roosevelt Blvd., Suite 303

Clearwater, Florida 33760

Attention Guy Zajonc; guyz@eexpl.com; 509.448.1328

To NBC News, a division of NBCUniversal Media, LLC (“NBCUniversal”):

We represent that we are the sole and exclusive owner of all rights, including copyright, in and to the material described as Video of the Endurance Exploration Group onboard their vessel during salvage exploration off the coast of New England, including, but not limited to, launching of ROV camera for underwater video, video of the operational room for ROV, Operators reactions when undersea salvage is hauled to the surface, and any and all activity onboard the vessel and surrounding areas, including underwater video/imaging from the ROV camera (the Material), and that the Material is authentic and the events recorded actually occurred and were not staged in any way.

In consideration of our desire to have the Material used by NBCUniversal, we hereby irrevocably grant an Exclusive license to NBCUniversal for use of the Material by all NBC News entities and affiliates for five (5) days from initial broadcast, including any and all updates, revisions, and repeats of reports produced during license term for exploitation and distribution, in all media now known or hereafter devised, by NBCUniversal, and its parent, subsidiary, and related companies and their affiliates, partners, licensees, successors, and assigns and in related advertising and promotion throughout the world in perpetuity.

We agree to indemnify and hold harmless NBCUniversal, its parent, subsidiary and related companies, and their employees, officers, directors, affiliates, partners, representatives, agents, licensees, successors, and assigns from and against any and all claims, damages, liabilities, cost and expenses (including attorneys' fees) arising out of their use of the Material in accordance with this license.

This is the complete and binding agreement between NBCUniversal and us, and it supersedes all prior understandings and/or communications, both oral and written, with respect to its subject matter.  This Agreement cannot be terminated, rescinded or amended, except by a written agreement signed by both NBCUniversal and us.

We understand that NBC News and/or NBCUniversal and its entities are under no obligation to use the Material.  We have not given anything of value to NBC News or NBCUniversal in order that the Material, or any part of it, be included in any programming.

Terms of Agreement Accepted:

ENDRUANCE EXPLORATION GROUP

/s/ Micah Eldred

June 8, 2015

Micah Eldred - CEO

Date